UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2011, Regency Energy Partners LP (the “Partnership”), together with Regency GP LP, its general partner, and Regency Gas Services LP, a subsidiary of the Partnership, entered into an Operation and Service Agreement (the “Agreement”) with La Grange Acquisition, L.P. d/b/a Energy Transfer Company (“ETC”), a subsidiary of Energy Transfer Partners, L.P. Under the Agreement, ETC will perform certain operations, maintenance and related services reasonably required to operate and maintain certain facilities owned by the Partnership. Pursuant to the Agreement, the Partnership will reimburse ETC for actual costs and expenses incurred in connection with the provision of these services based on an annual budget agreed-upon by both parties. The Agreement has an initial term of one year and automatically renews on a year-to-year basis upon expiration of the initial term (and any subsequent terms), unless terminated pursuant to prior written notice by either party.

Energy Transfer Equity, L.P., which owns Regency GP LP and its general partner, Regency GP LLC, also owns the general partner entities of Energy Transfer Partners, L.P.

A copy of the Agreement is attached hereto as Exhibit 10.1. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01                      Financial Statements and Exhibits.
(a)-(c) Not used.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 10.1	Operation and Service Agreement by and between La Grange Acquisition, L.P., Regency GP LP, Regency Energy Partners LP and Regency Gas Services LP, dated May 19, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

May 19, 2011